UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 16, 2019
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On April 16, 2019, QUALCOMM Incorporated (the “Company”) and Apple Inc. issued a joint press release announcing a multi-year global patent license agreement and a multi-year chipset supply agreement, and an agreement to dismiss all litigation between the two companies worldwide (including litigation involving Apple’s contract manufacturers). Also on April 16, 2019, the Company posted a slide on its website providing additional information regarding these agreements and other related matters.

A copy of the joint press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. A copy of the web slide is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	April 16, 2019 Joint Press Release by QUALCOMM Incorporated and Apple Inc.
99.2	April 16, 2019 Web slide posted by QUALCOMM Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	April 16, 2019	By:	/s/ Donald J. Rosenberg
Donald J. Rosenberg
Executive Vice President, General Counsel and Corporate Secretary